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                                                                 Exhibit (a)(2)


               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION


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                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                        THE CATHOLIC ALLIANCE FUNDS, INC.


         The Catholic Alliance Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the corporation is hereby amended by striking out Article First thereof and inserting in lieu thereof the following:

                  "FIRST:  The name of the corporation is The Catholic
Funds, Inc."

         SECOND: The amendment of the charter of the corporation as hereinafter set forth has been duly approved by the Board of Directors and sole stockholder of the corporation.

         IN WITNESS WHEREOF, The Catholic Alliance Funds, Inc., has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 8th day of April, 1999.

Attest:                                 THE CATHOLIC ALLIANCE FUNDS, INC.


/s/  Joseph F. Wreschnig                   /s/ Allan G. Lorge
------------------------------          By:-------------------------
Joseph F. Wreschnig, Secretary             Allan G. Lorge, President

         THE UNDERSIGNED, President of The Catholic Alliance Funds, Inc., who executed the foregoing Articles of Amendment on behalf of said corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                           /s/  Allan G. Lorge
                                           -------------------------
                                           Allan G. Lorge, President